Exhibit 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Technology Research Corporation for the year ended March 31, 2009, I, Thomas G. Archbold, Chief Financial Officer, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Annual Report on Form 10-K for the year ended March 31, 2009, fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such Annual Report on Form 10-K for the year ended March 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Technology Research Corporation.

/s/  Thomas G. Archbold
Thomas G. Archbold
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Technology Research Corporation and will be retained by Technology Research Corporation and furnished to the Securities and Exchange Commission or its Staff upon request.

June 15, 2009